SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

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                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                  JULY 17, 2002


                        GREEN MOUNTAIN POWER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   VERMONT                                 03-0127430
(STATE OR OTHER JURISDICTION OF INCORPORATION) (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


                                     1-8291
                             COMMISSION FILE NUMBER


         163  ACORN  LANE,
                 COLCHESTER, VERMONT                       05446
      (ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)
(ZIP  CODE)





                                    (802) 864-5731
                         (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)















ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT-
          Colchester, VT July 17, 2002 --Green Mountain Power Corporation (NYSE:
GMP) today announced that effective immediately it has engaged Deloitte & Touche LLP as its independent auditor for the fiscal year ending December 31, 2002, replacing Arthur Andersen LLP.

     The decision to engage Deloitte & Touche was made after careful consideration by the Green Mountain Power Corporation Board of Directors and senior management. The decision was not the result of any disagreement between Green Mountain Power and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     "Arthur Andersen's current difficulties and uncertain future convinced Green Mountain Power that this change was in the best interest of the Company's customers and shareholders," said Stephen C. Terry, Senior Vice President of Corporate and Legal Affairs. "We look forward to working with Deloitte & Touche in its new role as our independent auditor," Mr. Terry added
          For further information, contact Stephen C. Terry, Senior Vice President of Corporate and Legal Affairs, (802) 655-8408, or Dorothy Schnure, Manager of Corporate Communications, (802) 655-8418.

Item  7.  Financial  Statements,  Pro  Forma Financial Information and Exhibits.
(a)  and  (b)  --not  applicable
(c)  Exhibits--not  applicable

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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cased this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN  MOUNTAIN  POWER  CORPORATION
                                         Registrant
DATED:  July  17,  2002               By:/S/  ROBERT  J.  GRIFFIN_
                                      ---------------------------
                              ROBERT  J.  GRIFFIN,  CONTROLLER  AND  TREASURER

 DATED:  July  17,  2002               By:/S/ROBERT  J.  GRIFFIN__
                                       ---------------------------
                              ROBERT J. GRIFFIN, CONTROLLER AND TREASURER (AS PRINCIPAL FINANCIAL OFFICER)




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